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                                                           EXHIBIT 10.15



Box 93 (SOT)

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[LOGO] M&T Real Estate, Inc.                         GENERAL ASSIGNMENT OF RENTS
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                                   DUPLICATE
                                    ORIGINAL

            THIS AGREEMENT, made this 29 day of September, 1997, by CVC Products, Inc. a Delaware corporation, doing business in New York having an address of 525 Lee Road, Rochester, New York 14603 ("Assignor") to M&T Real Estate, Inc., a New York corporation having its principal office at One Fountain Plaza, Buffalo, New York 14203-2399 ("Assignee").

                           W I T N E S S E T H : That

            FOR VALUE RECEIVED, Assignor hereby grants, transfers and assigns to the Assignee, all of the Assignor's estate, right, title and interest in and to any and all rents, issues, income and profits now due or to become due and derived from or in connection with the premises described in Schedule A attached hereto, which premises are hereinafter sometimes referred to as the "Premises", or any portion thereof, including, but not limited to, any and all rents, issues, income and profits now due or to become due under any lease, tenancy or agreement concerning the Premises.

            FOR THE PURPOSE OF SECURING:

            1. Payment of the indebtedness evidenced by a certain Note in the principal sum of Two Million and 00/100 Dollars ($ 2,000,000.00) made by the Assignor, dated even date herewith, to the Assignee and any extensions, renewals, replacements or modifications thereof (hereinafter called the "Note").

            2. Payment of all advances and other sums with interest thereon becoming due and payable to the Assignee under the provisions hereof or under the provisions of the Note and of a mortgage, dated even date herewith, covering the Premises, and any extensions, renewals, modifications or consolidations thereof (hereinafter called the "Mortgage").

            3. Performance and discharge of each and every obligation, covenant and agreement of Assignor herein or arising from the Note and the Mortgage.

            ASSIGNOR AGREES:

            1. To faithfully abide by, perform and discharge each and every obligation, covenant and agreement of any lease, tenancy or agreement by Assignor to be performed; at the sole cost and expense of Assignor, to enforce or use its best efforts to secure the performance of each and every obligation, covenant, condition and agreement of any lease, tenancy or agreement by any lessee, tenant or obligee to be performed; not to modify, extend or in any way alter the terms of any lease, tenancy or agreement or accept a surrender thereof; not to anticipate the rents, issues, income and profits thereunder, or to waive, excuse, condone or in any manner release or discharge the lessee, tenant obligee thereunder of or from the obligations, covenants, conditions and agreements by said lessee, tenant or obligee to be performed including the obligation to pay the rental or other payments called for thereunder in the manner and at the place and time specified therein, and Assignor covenants, pursuant to Section 291-f of the Real Property Law, not to cancel, abridge or otherwise modify any lease, tenancy or agreement or to accept prepayments of installments of rent to become due thereunder without the prior written consent of Assignee.

            2. At Assignor's sole cost and expense to appear in and defend any action or proceeding arising under, growing out of or in any manner connected with any lease, tenancy or agreement or the obligations, duties or liabilities of Assignor and lessee, tenant or obligee thereunder, and to pay all costs and expenses of Assignee, including attorney's fees in a reasonable sum in any action or proceeding concerning any lease, tenancy or agreement in which Assignee may appear.

            3. That should the Assignor fail to make any payment or to do any act as herein provided, then Assignee, but without any obligation so to do and without notice to or demand on Assignor, and without releasing Assignor from any obligation hereof, may make or do the same in such manner and to such extent as Assignee may deem necessary to protect the security hereof, including specifically, without limiting its general powers, the right to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Assignee, and also the right to perform and discharge each and every obligation, covenant and agreement of Assignor in any lease, tenancy or agreement contained; and in exercising any such powers to pay necessary costs and expenses, employ counsel and incur and pay reasonable attorney's fees.

            4. To pay immediately upon demand all sums expended by Assignee under the authority hereof, together with interest thereon at the highest rate for which it is now lawful to contract.

                                                                  MRE-022 (8/95)
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amended or modified except as set forth herein. Assignor further warrants that no default exists in said leases, tenancies or agreements.

            IN WITNESS WHEREOF, Assignor has executed this Assignment as of the day and year first above written.

                                          CVC PRODUCTS, INC.
                                          -------------------------------------
                                      By: /s/ Emilio O. DiCataldo
                                          -------------------------------------
                                          Emilio O. DiCataldo, Senior Vice
                                          President and Chief Financial Officer
                                          -------------------------------------


STATE OF NEW YORK       )
                          :SS.
COUNTY OF Monroe        )

On the 29th day of September in the year 1997, before me personally came Emilio
O. DiCataldo

|_| Individual(s) to me known and known to me to be the person(s) described in and who executed the above instrument, and __he (they jointly and severally) acknowledged to me that __he (they) executed the same.

|_| Partnership   to me known and known to me to be a general partner of the partnership described in and which executed the above instrument, and __he duly acknowledged to me that __he executed the above instrument for and on behalf of said partnership.

|X| Corporation   to me known, who, being by me duly sworn, did depose and say that __he resides at 11A Ling Rd., Rochester, New York; that
                  __he is the Senior Vice President and Chief Financial Officer of CVC Products, Inc., the corporation described in and which executed the above instrument; and that __he signed his(her) name thereto by order of the board of directors of said corporation.



                                        /s/ Kevin V. Recchia
                                        -----------------------
                                        Notary Public

                                             KEVIN V. RECCHIA
                                     Notary Public, State of New York
                                             No. 02RE5004856
                                        Qualified in Monroe County
                                    Certificate Filed in Monroe County
                                     Commission Expires Nov. 23, 1998


                                       3
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                                  SCHEDULE "A"

All THAT TRACT OR PARCEL OF LAND situate in the City of Rochester, County of Monroe, State of New York and described as follows:

BEGINNING at an iron pin set at the intersection of the division line between the property of Marvin J. Goldblatt (reputed owner) on the north and the property of the County of Monroe Industrial Development Agency on the south with the westerly boundary of Lee Road; thence along said boundary the following two
(2) courses and distances: (1) South 00' 23' 31" east, a distance of 268.32 feet to a set iron pin and (2) south 00' 00' 30" west, a distance of 428.76 feet to a set iron pin; thence south 89' 36' 51" west, a distance of 487.59 feet to an iron pin set on the easterly boundary of the existing Rochester Outer Loop-New York State Route I-390; thence along said boundary the following two (2) courses and distances: (1) North 00' 06' 56" west, a distance of 489.31 feet to an existing monument and (2) north 00' 01' 31" east, a distance of 207.76 feet to an existing concrete monument at its intersection with the southerly boundary of said Rochester Outer Loop-New York State Route I-390; thence north 89' 36' 51" east along the last mentioned boundary and also along the beforementioned division line between the property of Marvin J. Goldblatt (reputed owner) on the north and the property of the County of Monroe Industrial Development Agency on the south, a distance of 486.71 feet to the point of beginning, containing 7.807 acres of land.

The above described parcel being more particularly shown on a survey made by Denluck-Hyde, dated August 2, 1988 entitled "Map of a Survey Part of Town Lot 100,20,000 Acre Tract, City of Rochester, Monroe County."